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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            REPUBLIC SERVICES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


             Delaware                                65-0716904
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


110 S.E. 6th Street, Fort Lauderdale, Florida                         33301
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  (Address of principal executive offices)                         (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

     Securities Act registration statement number to which this form relates: 333-52505

     Securities to be registered pursuant to Section 12(b) of the Act:


                                                 Name of Exchange on which Each
   Title of each class to be so registered       Class is to be Registered
   ---------------------------------------       ------------------------------
Class A Common Stock, par value $.01 per share      New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Class A Common Stock registered hereunder by Republic Services, Inc., a Delaware corporation (the "Registrant"), is incorporated by reference to "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-52505) as filed with the Securities and Exchange Commission (the "Commission") on May 13, 1998 and any amendments to such Registration Statement filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         Certain exhibits have been filed with the New York Stock Exchange. No such exhibits are required to be filed hereunder with the Commission.

         The Class A Common Stock to be registered hereunder is to be registered on the New York Stock Exchange, where there are no other securities of the Registrant so registered.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        REPUBLIC SERVICES, INC.


                                        By: /s/ Michael S. Karsner
                                            ---------------------------------
                                            Michael S. Karsner
                                            Chief Financial Officer

Date: June 30, 1998